EXHIBIT 3.32

CERTIFICATE OF TRUST
OF
ARBY’S IP HOLDER TRUST

          THIS Certificate of Trust of Arby’s IP Holder Trust (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. §3801 et. seq.) (the “Act”).

          1. Name. The name of the business trust formed hereby is Arby’s IP Holder Trust.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Chris Sponenberg

Name: W. Chris Sponenberg
Title: Assistant Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

(Pursuant to Section 3810 of the Delaware Business Trust Act)

To the Secretary of State
State of Delaware

          It is hereby certified that:

          1. The name of the business trust (hereinafter referred to as the “trust”) is:

ARBY’S IP HOLDER TRUST

          2. Article Second of the Certificate of Trust of the trust, is hereby amended to read as follows:

“Second: The address of the registered office of the trust in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the registered agent for service of process on the trust is Corporation Service Company. The business office of the said registered agent is identical with the said registered office.”

          3. The undersigned person is a trustee of the trust.

          4. The trust is a registered investment company under the Investment Company Act of 1940, as amended. (15U.S.C. §§80a-1 et seq.)

Signed on January 24, 2002

/s/ Mary Kay Pupillo

Name: May Kay Pupillo
Trustee: Senior Financial Services Officer

CERTIFICATE OF CORRRECTION
OF
CERTIFICATE OF AMENDMENT
OF
ARBY’S IP HOLDER TRUST

          THIS Certificate of Correction is being duly executed and filed on behalf of Arby’s IP Holder Trust (the “Trust”) by the undersigned, as trustee, pursuant to Section 3810(e) of the Delaware Statutory Trust Act ((12 Del. C. §3801 et. seq.) (the “Act”).

          1. Name. The name of the statutory trust is Arby’s IP Holder Trust.

          2. Defect. A Certificate of Amendment was erroneously executed and filed with the Secretary of State of Delaware on January 29, 2002 (the “2002 Certificate of Amendment”), amending the name of the registered agent of the Trust and identifying the Trust as a registered investment company under the Investment Company Act of 1940, as amended.

          3. Correction. The 2002 Certificate of Amendment is hereby withdrawn and the Certificate of Trust, filed August 7, 2000, is hereby reinstated as if such 2002 Certificate of Amendment was never filed.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Correction in accordance with Section 3811(a)(2) of the Act.

WILMINGTON TRUST COMPANY, as trustee

By:	/s/ Yvette L. Howell

Name: Yvette L. Howell
Title: Financial Services Officer